Innovation, Science and Economic Development Canada
Corporations Canada
Innovation, Sciences et Développement économique Canada
Corporations Canada

Certificate of Continuance

Canada Business Corporations Act

Certificat de prorogation

Loi canadienne sur les sociétés par actions

Osisko Development Corp.
Osisko Développement Corp.

Corporate name / Dénomination sociale

1252807-0

Corporation number / Numéro de société

I HEREBY CERTIFY that the above-named corporation, the articles of continuance of which are attached, is continued under section 187 of the *Canada Business Corporations Act* (CBCA).

JE CERTIFIE que la société susmentionnée, dont les clauses de prorogation sont jointes, est prorogée en vertu de l'article 187 de la *Loi canadienne sur les sociétés par actions* (LCSA).

R Edwards

Raymond Edwards

Director / Directeur

2020-11-27

Date of Continuance (YYYY-MM-DD)
Date de prorogation (AAAA-MM-JJ)

Canada

Innovation, Science and Economic Development Canada
Corporations Canada
Innovation, Sciences et Développement économique Canada
Corporations Canada

Form 11 Articles of Continuance
Canada Business Corporations Act (CBCA) (s. 187)

Formulaire 11 Clauses de prorogation
Loi canadienne sur les sociétés par actions (LCSA) (art. 187)

1 Corporate name
Dénomination sociale

Osisko Development Corp.
Osisko Développement Corp.

2 The province or territory in Canada where the registered office is situated
La province ou le territoire au Canada où est situé le siège social

QC

3 The classes and the maximum number of shares that the corporation is authorized to issue
Catégories et le nombre maximal d'actions que la société est autorisée à émettre

The Corporation is authorized to issue an unlimited number of Common Shares.

4 Restrictions on share transfers
Restrictions sur le transfert des actions

None

5 Minimum and maximum number of directors
Nombre minimal et maximal d'administrateurs

Min. 1 Max. 10

6 Restrictions on the business the corporation may carry on
Limites imposées à l'activité commerciale de la société

None

7 (1) If change of name effected, previous name
S'il y a changement de dénomination sociale, indiquer la dénomination sociale antérieure

Osisko Development Corp.

(2) Details of incorporation
Détails de la constitution

June 13, 2006 under the Business Corporations Act (British Columbia)

8 Other Provisions
Autres dispositions

See attached schedule / Voir l'annexe ci-jointe

9 Declaration: I certify that I am a director or an officer of the company continuing into the CBCA.
Déclaration : J'atteste que je suis un administrateur ou un dirigeant de la société se prorogeant sous le régime de la LCSA.

Original signed by / Original signé par

Sean Roosen

Sean Roosen

Misrepresentation constitutes an offence and, on summary conviction, a person is liable to a fine not exceeding $5000 or to imprisonment for a term not exceeding six months or both (subsection 250(1) of the CBCA).

Faire une fausse déclaration constitue une infraction et son auteur, sur déclaration de culpabilité par procédure sommaire, est passible d'une amende maximale de 5 000 $ et d'un emprisonnement maximal de six mois, ou l'une de ces peines (paragraphe 250(1) de la LCSA).

You are providing information required by the CBCA. Note that both the CBCA and the *Privacy Act* allow this information to be disclosed to the public. It will be stored in personal information bank number IC/PPU-049.

Vous fournissez des renseignements exigés par la LCSA. Il est à noter que la LCSA et la *Loi sur les renseignements personnels* permettent que de tels renseignements soient divulgués au public. Ils seront stockés dans la banque de renseignements personnels numéro IC/PPU-049.

Canada

IC 3247 (2008/04)

SCHEDULE A

8. Other provisions, if any

The directors may, between annual meetings of shareholders, appoint one or more additional directors of the Corporation to serve until the next annual meeting of shareholders, but the number of additional directors shall not at any time exceed one-third of the number of directors who held office at the expiration of the last meeting of the shareholders of the Corporation.